SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          WAVERIDER COMMUNICATIONS INC.
             (Exact Name of Registrant as Specified in its Charter)

                  NEVADA                                   33-0264030
(State or other jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)

700 - 555 West Hastings St., Vancouver,  B.C.,  Can.            V6B 4N5
(Address of Principal Executive Offices)                       (Zip Code)



                     EMPLOYEE STOCK COMPENSATION (1997) PLAN
                            (Full Title of the Plan)

                                 ROBERT CLARKE,
                          WAVERIDER COMMUNICATIONS INC.
                         700 - 555 West Hastings Street,
                        Vancouver, B.C., Canada, V6B 4N5
                                 (604) 482-1211
             (Name, Address and Telephone No. of Agent for Service)

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with Dividend or Interest Reinvestment Plans, check the following: __X__.

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of Securities to     Amount to be     Proposed Maximum     Proposed Maximum       Amount of
Be Registered              Registered       Offering Price per   Aggregate Offering     Registration
                                            Share                Price(2)               Fee(3)


Common Shares(1)            2,500,000       $0.69                $1,725,000             $517.50

NOTES:
1. The securities registered hereunder are shares of the registrant's common stock, $.001 par value, subject to award to persons defined as employees under the registrant's' EMPLOYEE STOCK COMPENSATION (1997) PLAN.
2.       Estimated solely for the purpose of calculating the registration fee.
3. The fee with respect to these shares has been calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average bid and ask prices per share of the registrant's Common stock on a date within 5 days prior to the filing of this registration statement, as quoted on the OTC Electronic Bulletin Board.

                                   PROSPECTUS

                          WAVERIDER COMMUNICATIONS INC.

               2,500,000 Shares of Common Stock, $0.001 par value.


                     EMPLOYEE STOCK COMPENSATION (1997) PLAN

This Prospectus relates to an offering by WaveRider Communications Inc. of an aggregate of 2,500,000 shares of its Common Stock which may be issued pursuant to its Employee Stock Compensation (1997) Plan dated the 10th day of June, 1997.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell securities in any State or other jurisdiction to any person to whom it is unlawful to make such offer in such State or jurisdiction.

The date of this Prospectus is August 27, 1997.


                              AVAILABLE INFORMATION

WaveRider Communications Inc., (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 as amended, (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission, (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549, as well as at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549.


The Company has filed with the Commission a Registration Statement on Form S-8, (the "Registration Statement"), under the Securities Act of 1933, as amended, (the "Securities Act"), with respect to an aggregate of 2,500,000 shares of the Common Stock eligible to be issued pursuant to the said Employee Stock Compensation (1997) Plan, (the "Plan"). This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of Common Stock offered by this Prospectus, reference is made to the Registration

Statement, including the Exhibits thereto. Statements in this Prospectus as to any documents are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated herein by reference, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement with exhibits, may be obtained from the Commission's office in Washington, D.C., (at the above address), upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

The Company will provide without charge to each person to whom a Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus, (not including exhibits to such information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be directed to WaveRider Communications Inc. 700 - 555 West Hastings Street, Vancouver, B.C., Canada, V6B 4N5, Telephone: (604) 482-1211.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been distributed by the Company. Neither the delivery of this Prospectus, nor any distribution of shares of the Common Stock pursuant to the Plan, shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.




                     EMPLOYEE STOCK COMPENSATION (1997) PLAN
                             DATED JUNE 10TH, 1997.


ITEM  1. PLAN INFORMATION.

General Plan Information.

WaveRider Communications Inc., (the "Company"), a Nevada Corporation is offering by this Prospectus an aggregate of 2,500,000 shares, (the "Shares") of Common Stock, $0.001 par value, (the "Common Stock"), to be issued upon the award of such shares pursuant to its Employee Stock Compensation (1997) Plan, (the "Plan") dated the 10th day of June, 1997. The purpose of this Plan is to further the growth and advance the best interests of the Company and affiliated companies by supporting and increasing the Company's ability to attract, retain and compensate persons of experience and ability, and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company and affiliated companies. The Plan provides for compensation to Employees (as defined therein), through the award of the Company's Common Stock and shall be administered by the Board of Directors of the Company who may in turn delegate this function to a Committee of not less than 2 non-employee directors.

The Plan is effective as of the 10th day of June, 1997 and runs for a period of 2 years to expire on the 10th day of June, 1999.

The Directors of the Company have the power to suspend or terminate the Plan at any time or from time to time, but any such suspension or termination shall not affect the rights of anyone to whom an award of stock under this Plan has previously been granted.

Subject to the terms of the Plan, the Directors of the Company have the power to amend the Plan, which includes the power to decrease the number of shares subject to the Plan but no such amendment shall alter the term of the Plan, amend the definition of "Employee" therein or increase the number of shares subject to the Plan except as may occur as a result of a reorganization or recapitalization of the Company.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Internal Revenue Code of 1986 as amended, (the "Code").

Where applicable herein, the "Company" shall include any affiliate thereof. "Affiliate" means any Parent or Subsidiary of the Company.

Securities To Be Offered.

Securities to be offered consist of Common Stock of the Company which is registered under Sec. 12 (g) of the Securities and Exchange Act of 1934.

Pursuant to the terms of the Plan, the maximum number of shares of the Common Stock which may be awarded is 2,500,000 shares. Any additional securities will only be as result of a stock split or other reorganization or recapitalization affecting all Common shares and in which case all such additional shares resulting from the same shall be deemed to have been registered under this registration statement.

Employees Who May Participate in the Plan.

Only Employees as defined in the Plan are entitled to receive a grant of stock pursuant to this Plan however, employment with the Company does not of itself entitle an employee to an award under the Plan.

Under the terms of the Plan, "Employees" means and includes: i) executive officers, officers and directors, (including advisory and other special directors) of the Company; ii) full-time and part-time employees of the Company;
iii) any person or entity engaged by the Company as a consultant, advisor or agent; and iv) a lawyer, law firm, accountant, accountant firm, or other professional or professional firm, engaged by the Company.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered.

Award of shares, and any conditions or restrictions to be attached thereto, shall be at the sole discretion of the Directors (or Committee as the case may be) and may be made for cash, property, services rendered, or other form of payment constituting lawful consideration under applicable law up to the time of termination thereof.

All funds received by the Company pursuant to this Plan shall be added to the working capital of the Company.

Shares awarded under this Plan shall constitute a taxable event and may be deemed to constitute taxable income in the hands of the recipient based on the fair market value of the same and the recipient's tax status at the time of the award. Subsequent resale by the Recipient may create either a capital loss or gain depending on the value of the Shares at the time of such resale. Recipients should consult with their tax advisors as to the particular tax consequences to them arising out of an award under this Plan.

Should the Company be subject to any withholding tax resulting from any award, it may require the recipient to pay to the Company the entire amount or any portion of any taxes which the Company is required to withhold and in lieu thereof, may elect to withhold sufficient Shares to satisfy its withholding obligations and may withhold an amount up to 50% of each payment of salary or bonus until the Company has been reimbursed for the entire withholding tax it is required to pay.

There are no charges or expenses in relation to the operation of the Plan that will be incurred by the Recipients.

Participants may obtain additional information about the Plan and its administrators by directing their requests to Mr. Robert Clarke, WaveRider Communications Inc., 700 - 555 West Hastings Street, Vancouver, B.C., Canada, V6B 4N5, Telephone No. (604) 482-1211.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Company will provide, without charge, to each Recipient upon its written or oral request, a copy of the Company's latest Annual report on Form 10-KSB for the year ended December 31st, 1996, which document is incorporated herein by this reference in this Prospectus and is made a part hereof. There is also incorporated herein by this reference and made a part hereof, all documents filed and to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to this filing. Requests for any such information or copies should be directed to Mr. Robert Clarke, WaveRider Communications Inc., 700 - 555 West Hastings Street, Vancouver, B.C., Canada, V6B 4N5, Telephone No. (604) 482-1211.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Annual Report of WaveRider Communications Inc., (the "Company" or the "Registrant"), on Form 10-KSB for the year ended December 31st, 1996, its Quarterly Report on Form 10-QSB for the quarter ended March 31st, 1997, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), since the end of the said year are each incorporated by reference in this Registration Statement and made a part hereof. There is also incorporated herein by reference and made a part hereof, the description of the class of securities subject to the Plan as contained in Item 3 of the registration statement on Form 8-A (SEC file no. 0-25680) filed under Section 12(g) of the Exchange Act together with all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by the Prospectus have been awarded or which deregisters all securities then remaining.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities being awarded from this Plan will be passed upon for the Registrant by Brasher & Company, 90 Madison Street, Suite 707, Denver, Co., 80206 . John D. Brasher, Jr., of that firm is the holder of 200,000 shares of the Common Stock of the Company and has been granted an option under a prior Company Stock Option Plan to purchase up to 350,000 additional Common shares at a price of $0.0625 per share, both being received in lieu of payments for certain legal fees.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Ninth of the Certificate of Amendment to the Certificate of Incorporation of the Company filed the 8th day of October, 1993 permits the indemnification of persons including directors and officers of the Registrant against actions, suits, or proceedings other than by or in the right of the Company, where such person or persons acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his act was unlawful. The same resolution permits the indemnification of persons including directors and officers of the Registrant against actions or suits by or in the right of the Company, where such person or persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company.

ITEM   7.         EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM    8.        EXHIBITS.

All of the following exhibits, except those designated with an asterisk, are incorporated herein by reference to a prior registration statement filed under the Securities Act or a periodic report filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act. Those exhibits designated with an asterisk are filed as an exhibit to this Registration Statement.

Number            Description
------            -----------

4.1       Specimen  common  stock  certificate,  incorporated  by  reference  to
          Exhibit  4.1  to  registration   statement  on  Form  S-18,  file  no.
          33-25889-LA.
5.   *    Legal opinion of Brasher & Company.
23.1 *    Consent of Brasher & Company (included in Opinion filed Exhibit 5)
23.2 *    Consent of Johnson, Holscher & Company, P.C.
99   *    Employee Stock Option (1997) Plan.

ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which awards are being made, a post-effective amendment to this Registration Statement:
          i) To include any prospectus required by Section 10(a) (3) of the Securities Act.
          ii) To reflect in the prospectus, any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and
          iii) To include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remains undisbursed at the termination of the Plan.

The undersigned Registrant hereby undertakes, that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and , where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES:

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on August 27, 1997.

WaveRider Communications Inc.

By: /s/Robert Clarke
   .....................
   Robert Clarke, President, Chief Executive Officer
   And Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, constituting a majority of the Board of Directors.

Signature                                  Title                     Date
---------                                  -----                     ----



/s/Robert Clarke                           Director/President       08/27/97
 ................
Robert Clarke,



/s/Walter Pickering                        Director/Secretary       08/27/97
 ...................
Walter Pickering,



/s/Charlie Rodriguez                       Director                 08/27/97
 ....................
Charlie Rodriguez